Exhibit 10.1

From: YA II PN, LTD ("YA II")

To: CooTek (Cayman) Inc. (the "Company")

October 29, 2021

RE:	Convertible Note issued by the Company to YA II issued March 19, 2021 (the “Note”) pursuant to that certain Securities Purchase Agreement entered into between the Company and YA II on March 19, 20201 (the “SPA”).

Dear Sirs,

This letter shall set forth the written agreement of the Company and YA II regarding the matters set forth herein. On the date hereof, the parties desire to amend the Note by issuing an amended and restated version of the Note (the “Amended Note”) in the form of Exhibit I attached hereto to make the modifications to the Note as shown on Exhibit II attached hereto. In furtherance of the foregoing, on the date hereof, the Company shall execute and deliver to YA II the Amended Note, which upon its issuance shall amend, replace, and supersede the Note solely with respect to the principal amount thereunder outstanding as of the date hereof. Capitalized terms used herein, but not otherwise defined herein, shall have the meaning ascribed to them under the SPA.

In connection with the issuance of the Amended Note, the Company represents, warrants, and agrees as follows:

1.            The Company has the requisite power and authority to issue the Amended Note in accordance with the terms hereof and thereof. The execution and delivery of the Amended Note has been duly authorized by the Company's board of directors and no further filing, consent or authorization is required by the Company, its board of directors or its stockholders. The Amended Note, when issued, will be duly executed and delivered by the Company, and constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law.

2.            The issuance of the Amended Note is authorized and shall be validly issued, fully paid and non-assessable and free from all pre-emptive or similar rights, mortgages, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances with respect to the issuance thereof. Upon issuance or conversion in accordance with the Notes, the Conversion Shares, when issued, will be validly issued, fully paid and nonassessable and free from all pre-emptive or similar rights or liens with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of ADSs.

This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

YA II PN, LTD.		COOTEK (CAYMAN) INC.
By: Yorkville Advisors Global, LP
Its: Investment Manager
/s/ Karl Kan Zhang
By: Yorkville Advisors Global II LLC		Name:	Karl Kan Zhang
Its: General Partner		Title:	Chairman of the Board of Directors and Chief Technology Officer

/s/ Matt Beckham
Name:	Matt Beckham
Title:	Member

EXHIBIT I
AMENDED AND RESTATED NOTE

COOTEK (CAYMAN) INC.

Convertible Note

Principal Amount:   $20,000,000

Note Issuance Date: March 19, 2021

Amended and Restated on: October 29, 2021

Note Number: CTK-2

FOR VALUE RECEIVED, COOTEK (CAYMAN) INC., a Cayman Island corporation (the "Company"), hereby promises to pay to the order of YA II PN, Ltd., or its registered assigns (the "Holder") the amount set out above as the Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the "Principal") when due, whether upon the Maturity Date (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest ("Interest") on any outstanding Principal at the applicable Interest Rate from the date set out above as the Note Issuance Date (the "Issuance Date") until the same becomes due and payable, whether upon a the Maturity Date or acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). This Convertible Note (including all notes issued in exchange, transfer or replacement hereof, this "Note") was originally issued pursuant to the Securities Purchase Agreement dated March 19, 2021 (the “Securities Purchase Agreement”) between the Company and the Buyers listed on the Schedule of Buyers attached thereto, and was amended and restated on October 29, 2021. Certain capitalized terms used herein are defined in Section (14).

(1)               GENERAL TERMS

(a)               Maturity Date. On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest, and any other amounts outstanding pursuant to the terms of this Note. The "Maturity Date" shall be August 31, 2022, or as may be extended at the option of the Holder as contemplated upon an Event of Default. Other than as specifically permitted by this Note, the Company may not prepay or redeem any portion of the outstanding Principal and accrued and unpaid Interest, and the Holder may not require the payment of Interest prior to the Maturity Date.

(b)               Interest Rate and Payment of Interest. Interest shall accrue on the outstanding Principal balance hereof at an annual rate equal to 5% (“Interest Rate”), which Interest Rate shall increase to an annual rate of 15% for the remainder of the term for so long as any Event of Default remains uncured. Interest shall be calculated on the basis of a 365-day year and the actual number of days elapsed, to the extent permitted by applicable law. For the avoidance of doubt, no Interest shall accrue on the Principal balance that is not outstanding at the Maturity Date.

(c)               Triggering Event. If, any time after the Issuance Date, and from time to time thereafter, the daily VWAP is less than the Floor Price for a period of 5 consecutive Trading Days (each such occurrence, a “Triggering Event”), then the Interest Rate shall increase to an annual rate of 15%. The Interest Rate shall return to the rate set forth in Clause 1(b) if any time after a Triggering Event the daily VWAP is greater than the Floor Price for a period of 5 consecutive Trading Days, unless a subsequent Triggering Event occurs.

(2)               EVENTS OF DEFAULT.

(a)               An “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i)                 the Company's failure to pay to the Holder any amount of Principal, Interest, or other amounts when and as due under this Note or any other Transaction Document within five (5) Business Days after such payment is due;

(ii)              The Company or any subsidiary of the Company shall commence, or there shall be commenced against the Company or any subsidiary of the Company under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company or any subsidiary of the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any subsidiary of the Company or there is commenced against the Company or any subsidiary of the Company any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 61 days; or the Company or any subsidiary of the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any subsidiary of the Company suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of sixty one (61) days; or the Company or any subsidiary of the Company makes a general assignment for the benefit of creditors; or the Company or any subsidiary of the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any subsidiary of the Company shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company or any subsidiary of the Company shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any subsidiary of the Company for the purpose of effecting any of the foregoing;

(iii)            The ADSs shall cease to be quoted or listed for trading, as applicable, on any Primary Market for a period of 10 consecutive Trading Days;

(iv)             The Company or any subsidiary of the Company shall be a party to any Change of Control Transaction (as defined in Section (14)) unless in connection with such Change of Control Transaction this Note is retired;

(v)               the Company's (A) failure to cure a Conversion Failure by delivery of the required number of ADSs within five (5) Business Days after the applicable Conversion Failure or (B) notice, written or oral, to any holder of the Notes, including by way of public announcement, at any time, of its intention not to comply with a request for conversion of any Notes into Ordinary Shares, the deposit of such Ordinary Shares with the Depositary and the issuance of the ADSs representing such Ordinary Shares that are tendered in accordance with the provisions of the Notes, other than pursuant to Section (5)(d);

(vi)             The Company shall fail to observe or perform any other material covenant, agreement or warranty contained in, or otherwise commit any material breach or default of any provision of this Note (except as may be covered by Section (2)(a)(i) through (2)(a)(viii) hereof) or any Transaction Document (as defined in Section (14)) which is not cured within the time prescribed.

(vii)          The depositary agreement between the Depositary and the Company shall be amended or changed in any manner that is materially disadvantageous to ADS holders in general or to the Holder, or such agreement, or the ADS facility, is terminated.

(viii)        any Event of Default (as defined in the Other Notes) occurs with respect to any Other Notes.

(b)               During the time that any portion of this Note is outstanding, if any Event of Default has occurred and is continuing, the full unpaid Principal amount of this Note, together with interest and other amounts owing in respect thereof, to the date of acceleration shall become at the Holder's election, immediately due and payable in cash. Furthermore, in addition to any other remedies, the Holder shall have the right (but not the obligation) to convert this Note (subject to the beneficial ownership limitations set out in Section (4)(e)) at any time after (x) an Event of Default (provided that such Event of Default is continuing) or (y) the Maturity Date at the Conversion Price. The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, (other than required notice of conversion) and the Holder may immediately enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

(3)               REDEMPTIONS

(a)               Monthly Principal Cash Redemptions. The Company shall, at its own option, (i) redeem in cash each Redemption Amount (as defined in Section (14)) set forth on the Redemption Schedule (as defined in Section (14)) (a “Company Redemption”) on each applicable Redemption Date (as defined in Section (14)), subject to the provisions of Section (3)(a) and (3)(b), (ii) allow such Redemption Amount to be Converted by the Holder in accordance with Section (4)(c), or (iii) redeem in a combination of cash and ADSs. On or prior to the date which is the third (3rd) Trading Day prior to each Redemption Date (each, a “Redemption Notice Due Date”), the Company shall deliver written notice in the form attached hereto as Exhibit II (each, an “Company Redemption Notice”) to the Holder which Company Redemption Notice shall either: (i) confirm that the applicable Redemption Amount may be converted by the Holder in whole, or in part, pursuant Section (4)(c) anytime after the applicable Redemption Date; or (ii) state that the Company elects to redeem, in whole or in part, the applicable Redemption Amount in cash pursuant to a Company Redemption. If the Company does not timely deliver a Company Redemption Notice in accordance with this Section (3)(a), then the Company shall be deemed to have delivered a Company Redemption Notice confirming that the applicable Redemption Amount may be converted by the Holder in accordance with Section (4)(c). Notwithstanding the foregoing, (i) in the event that there is an Equity Conditions Failure with respect to the conversion in full of a Redemption Amount then the Company shall be required to redeem in cash the portion of the applicable Redemption Amount that would be subject to an Equity Conditions Failure, and (ii) in the event that the daily VWAP on each of the five consecutive Trading Days immediately prior to the Redemption Date exceeds a price equal to 108% of the Fixed Conversion Price and no Equity Conditions Failure has occurred during such period then no cash redemption shall be due on such Redemption Date. The amounts of any conversions made by the Holder at the Fixed Conversion Price, or pursuant to Section 4(c)(ii) hereof, or any Optional Redemptions made by the Company pursuant to this Note contemporaneous with or prior to any Redemption Date shall have the effect of adjusting the Redemption Schedule by reducing the Redemption Amount of each payment coming due by a pro rata amount.

(b)               Company Redemption. If the Company elects a Company Redemption in cash in accordance with Section (3)(a), then the Redemption Amount which is to be paid to the Holder on the applicable Redemption Date shall be paid by the Company on or before such Redemption Date, by wire transfer of immediately available funds, in an amount in cash equal to the Redemption Amount. If the Company fails to redeem the full Redemption Amount on the applicable Redemption Date, then the Company shall be deemed to have delivered a Company Redemption Notice confirming that the unpaid portion of the applicable Redemption Amount may be converted by the Holder.

(c)               Company Additional Early Redemption. The Company shall have the right, but not the obligation, to redeem (“Optional Redemption”) early in cash a portion or all amounts outstanding under this Note as described in this Section; provided that (i) the Company provides the Holder with at least 10 Business Days’ prior written notice (each, a “Optional Redemption Notice”) of its desire to exercise an Optional Redemption, and (ii) the trading price of the ADS is less than the Fixed Conversion Price at the time of the delivery of the Optional Redemption Notice. Each Optional Redemption Notice shall be irrevocable and shall specify the outstanding balance of the Convertible Debentures to be redeemed and the applicable Redemption Amount. The “Optional Redemption Amount” shall be equal to the outstanding Principal balance being redeemed by the Company times the Redemption Premium, plus all accrued and unpaid interest. On the 11th Business Day after the Optional Redemption Notice, the Company shall deliver to the Holder the Optional Redemption Amount with respect to the Principal amount redeemed after giving effect to conversions effected pursuant to the terms of this Note during the 10 Business Day period.

(4)               CONVERSION OF NOTE. This Note shall be convertible into the Company's Ordinary Shares, which would be deposited for delivery of ADSs so long as the conversion is effected pursuant to an effective registration statement or in compliance with Rule 144 promulgated under the Securities Act, on the terms and conditions set forth in this Section (4).

(a)               Conversion Right. Subject to the limitations of Section (4)(e), at any time or times on or after the Issuance Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into fully paid and nonassessable Ordinary Shares in accordance with Section (4)(b) and (4)(c), at the Conversion Rate (as defined below). The Company will deposit such Ordinary Shares and cause the delivery of ADSs to the Holder. The number of ADSs issuable upon conversion of any Conversion Amount pursuant to this Section (4)(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the "Conversion Rate") and the underlying Ordinary Shares to be issued shall be determined by multiplying the resulting number of ADSs by the then applicable Ordinary Share-to-ADS conversion ratio, which is set at one (1) ADS representing fifty (50) Ordinary Shares as of the date hereof. No fraction of an ADS will be delivered upon any conversion. All calculations under this Section (3) shall be rounded to the nearest $0.0001. If the issuance would result in the issuance of a fraction of an ADS, the Company shall round such fraction of a share up to the nearest whole share. The Company shall bear all transfer, stamp and similar taxes that may be payable with respect to the issuance and delivery of shares upon conversion of any Conversion Amount as well as any conversion or issuance fees of the Depositary in respect of the ADSs.

(i)                 "Conversion Amount" means the portion of the Principal, accrued Interest, and Premium Payment (if applicable) to be converted, redeemed or otherwise with respect to which this determination is being made.

(ii)              "Conversion Price" means, as of any Conversion Date (as defined below) or other date of determination (A) with respect to a Conversion pursuant to Section (4)(b), $3.00 per ADS (the “Fixed Conversion Price”), and (B) with respect to a Conversion pursuant to Section (2)(b) or Section (4)(c), the lower of (i) the Fixed Conversion Price, or (ii) 100% of the lowest daily VWAP during the 10 consecutive Trading Days immediately preceding the Conversion Date (the “Variable Conversion Price”), but not lower than the Floor Price. The Conversion Price shall be adjusted from time to time pursuant to the other terms and conditions of this Note.

(b)               The Holder may at any time and from time to time, elect to convert any Principal amount which is outstanding, and any accrued and unpaid interest, at a Conversion Price equal to the Fixed Conversion Price by serving a Conversion Notice on the Company in accordance with Section (4)(d).

(c)               Conversions at the Variable Conversion Price.

(i)                 In respect of any Redemption Amount subject to a Company Redemption Notice confirming (or deemed to pursuant to Section (3)(a) or (3)(b)) that the applicable Redemption Amount may be converted by the Holder, the Holder may, at any time and from time to time after such applicable Redemption Date, convert a Conversion Amount up to the applicable Redemption Amount (or any portion thereof) at a Conversion Price based on the Variable Conversion Price by serving a Conversion Notice on the Company, and subject to, and in accordance with, Section (4)(d).

(ii)              In addition to clause 4(c)(i), the Holder may, at its option, convert an additional amount per month equal to $1,000,000 of Principal, plus accrued and unpaid interest thereon, plus the applicable Payment Premium at a Conversion Price based on the Variable Conversion Price by serving a Conversion Notice on the Company, and subject to, and in accordance with, Section 4(d) of the if the Variable Conversion Price for such conversions are $2.00 or greater.

(d)               Mechanics of Conversion.

(i)                 Optional Conversion. To convert any Conversion Amount into Ordinary Shares to be converted into ADSs on any date (a "Conversion Date"), the Holder shall (A) transmit by email (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit III (the "Conversion Notice") to the Company and the Depositary, and (B) if required by Section (4)(d)(iii), surrender this Note to a nationally recognized overnight delivery service for delivery to the Company (or an indemnification undertaking reasonably satisfactory to the Company with respect to this Note in the case of its loss, theft or destruction). On or before the third Business Day following the date of receipt of a Conversion Notice (the "Share Delivery Date"), the Company shall (X) if legends are not required to be placed on the ADS certificates and provided that the Depositary is participating in the Depository Trust Company's ("DTC") Fast Automated Securities Transfer Program, issue and deposit Ordinary Shares and instruct the Depositary to credit the ADSs to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal and Custodian system, as specified in the Conversion Notice or (Y) if the Depositary is not participating in the DTC Fast Automated Securities Transfer Program, issue and deposit Ordinary Shares and instruct the Depositary to deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of ADSs specified in the Conversion Notice. If this Note is physically surrendered for conversion and the outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than five (5) Business Days after receipt of this Note and at its own expense, issue and deliver to the holder a new Note representing the outstanding Principal not converted. The Person or Persons entitled to receive ADSs issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such ADSs upon the transmission of a Conversion Notice.

(ii)              Company's Failure to Timely Convert. If within three (3) Trading Days after the Company's receipt of a Conversion Notice and any other documentation required by the Depositary, the Company shall fail to issue and deliver a certificate to the Holder or credit the Holder's balance account with DTC for the number of ADSs to which the Holder is entitled upon such holder's conversion of any Conversion Amount, such event shall constitute a conversion failure, subject to the limitations on conversion outlined in Sections 4(c)(i) and (ii) below (a "Conversion Failure"), provided however, the Company shall get an extension of two Trading Days in the event that a delay occurs through no fault of the Company.

(iii)            Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Conversion Amount represented by this Note is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note. The Holder and the Company shall maintain records showing the Principal and Interest converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion.

(e)   Limitations on Conversions.

(i)                 Beneficial Ownership. The Holder shall not have the right to convert any portion of this Note or otherwise receive ADSs or Ordinary Shares hereunder to the extent that after giving effect to such conversion or receipt of such ADSs or Ordinary Shares, the Holder, together with any affiliate thereof, would beneficially own (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 4.99% of the number of Ordinary Shares outstanding immediately after giving effect to such conversion. Since the Holder will not be obligated to report to the Company the number of ADSs or Ordinary Shares it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of ADSs representing beneficial ownership in excess of 4.99% of the then outstanding Ordinary Shares without regard to any other ADSs or Ordinary Shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the Principal amount of this Note is convertible shall be the responsibility and obligation of the Holder, provided however, upon the request of the Company, the Holder shall report its holdings in ADSs and Ordinary Shares to the Company. If the Holder has delivered a Conversion Notice for a Principal amount of this Note that, without regard to any other ADSs or Ordinary Shares that the Holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Company shall notify the Holder of this fact and shall honor the conversion for the maximum Principal amount permitted to be converted on such Conversion Date in accordance with Section 3(a) and any Principal amount tendered for conversion in excess of the permitted amount hereunder shall remain outstanding under this Note. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 65 days prior notice to the Company. Other Holders shall be unaffected by any such waiver.

(ii)              Principal Market Limitation. Notwithstanding anything in this Note to the contrary, the Company shall not issue any Ordinary Shares or ADSs upon conversion of this Note, or otherwise, if the issuance of such Ordinary Shares or ADSs, together with any Ordinary Shares or ADSs issued in connection with any related transactions that may be considered part of the same series of transactions, would exceed the aggregate number of Ordinary Shares or ADSs that the Company may issue in a transaction in compliance with the Company’s obligations under the rules or regulations of New York Stock Exchange (the “NYSE”) and shall be referred to as the Exchange Cap (as defined in the Securities Purchase Agreement), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules of the NYSE for issuances of shares in excess of such amount or (B) invokes the home country exemption and obtains a written opinion from outside counsel to the Company, to the extent required by the NYSE, that it may follow its home country practice, and therefore, such approval is not required. The Exchange Cap shall be appropriately adjusted for any stock dividend, stock split, reverse stock split or similar transaction.

(iii)            Sales Limitations. The Holder shall not sell such number of ADSs in any calendar month (being the 1st of the month through the last day of the same month) that would result in gross proceeds received by the Holder in excess of the greater of (a) 30% of the dollar trading volume of the Ordinary Shares during such calendar month, of (b) $3,290,000. This limitation shall not apply (i) at any time after the occurrence of an Event of Default, and (ii) with respect to any sales of ADSs at prices greater than or equal to the Fixed Conversion Price. This limitation may be waived with the consent of the Company.

(f)    Other Provisions.

(i)                 The Company shall at all times reserve and keep available out of its authorized Ordinary Shares the full number of Ordinary Shares issuable upon conversion of all outstanding amounts under this Note; and within five (5) Business Days following the receipt by the Company of a Holder's notice that such minimum number of Underlying Shares is not so reserved, the Company shall promptly reserve a sufficient number of shares to comply with such requirement.

(ii)              All calculations under this Section (3) shall be rounded to the nearest $0.00001 or whole share.

(iii)            Nothing herein shall limit a Holder's right to pursue actual damages or declare an Event of Default pursuant to Section (2) herein for the Company’s failure to deliver certificates representing shares upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief, in each case without the need to post a bond or provide other security. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

(5)   Adjustments to Conversion Price

(a)   RESERVED

(b)   Adjustment of Conversion Price upon Subdivision or Combination of ADSs. If the Company, at any time while this Note is outstanding, shall (a) pay a stock dividend or otherwise make a distribution or distributions on its Ordinary Shares or any other equity or equity equivalent securities payable in shares which results in an increase in the number of outstanding ADSs, (b) subdivide its outstanding Ordinary Shares or ADSs into a larger number of Ordinary Shares of ADSs, (c) combine (including by way of reverse share split) outstanding Ordinary Shares or ADSs into a smaller number of Ordinary Shares or ADSs, or (d) issue additional Ordinary Shares or ADSs by reclassification of ADSs or Ordinary Shares or any shares of capital stock of the Company, then each of the Fixed Conversion Price and the Floor Price shall be multiplied by a fraction of which the numerator shall be the number of Ordinary Shares or ADSs (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of Ordinary Shares or ADSs outstanding after such event, provided however, the Floor Price shall not be adjusted upon any event described in subpart (c) of this Section. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(c)   Other Events. If any event occurs of the type contemplated by the provisions of this Section (5) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features, changing the number of Ordinary Shares represented by each ADS, or issuing Convertible Securities with a variable conversion formula that is more favorable than this Note), then the Company's Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the Holder under this Note; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section (5).

(d)   Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of Ordinary Shares or ADSs are entitled to receive securities or other assets with respect to or in exchange for Ordinary Shares or ADSs (a "Corporate Event"), the Company shall make appropriate provision to ensure that the Holder will thereafter have the right to receive upon a conversion of this Note, at the Holder's option, (i) in addition to the Ordinary Shares or ADSs receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such Ordinary Shares or ADSs had such shares been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Note) or (ii) in lieu of the Ordinary Shares or ADSs otherwise receivable upon such conversion, such securities or other assets received by the holders of Ordinary Shares or ADSs in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Note initially been issued with conversion rights for the form of such consideration (as opposed to the Ordinary Shares or ADSs) at a conversion rate for such consideration commensurate with the Conversion Rate. Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Required Holders. The provisions of this Section shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Note.

(e)   Whenever the Conversion Price is adjusted pursuant to Section (5) hereof, the Company shall promptly mail to the Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(f)    In case of any (1) merger or consolidation of the Company or any subsidiary of the Company controlling more than one-half of the assets of the Company with or into another Person not affiliated with the Company, or (2) sale by the Company or any subsidiary of the Company of more than one-half of the assets of the Company in one or a series of related transactions, the Holder shall have the right to (A) exercise any rights under Section (2)(b), (B) convert the aggregate amount of this Note then outstanding into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders Ordinary Shares or ADSs following such merger, consolidation or sale, and such Holder shall be entitled upon such event or series of related events to receive such amount of securities, cash and property as the ADSs into which such aggregate Principal amount of this Note could have been converted immediately prior to such merger, consolidation or sales would have been entitled, or (C) in the case of a merger or consolidation, require the surviving entity to issue to the Holder a Convertible Note with a Principal amount equal to the aggregate Principal amount of this Note then held by such Holder, plus all accrued and unpaid interest and other amounts owing thereon, which such newly issued Convertible Note shall have terms identical (including with respect to conversion) to the terms of this Note, and shall be entitled to all of the rights and privileges of the Holder of this Note set forth herein and the agreements pursuant to which this Notes were issued. In the case of clause (C), the conversion price applicable for the newly issued shares of Convertible Notes shall be based upon the amount of securities, cash and property that each Ordinary Share would receive in such transaction and the Conversion Price in effect immediately prior to the effectiveness or closing date for such transaction. The terms of any such merger, sale or consolidation shall include such terms so as to continue to give the Holder the right to receive the securities, cash and property set forth in this Section upon any conversion or redemption following such event. This provision shall similarly apply to successive such events.

(6)               REISSUANCE OF THIS NOTE.

(a)               Transfer. This Note may be transferred to a party affiliated with the Holder at any time and may be transferred to a party not affiliated with the Holder only after the reasonable determination by the Company that such transfer would not cause the Company to be out of compliance any of the requirements of the applicable securities laws and regulations. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section (6)(d)), registered in the name of the registered transferee or assignee, representing the outstanding Principal being transferred by the Holder (along with any accrued and unpaid interest thereof) and, if less then the entire outstanding Principal is being transferred, a new Note (in accordance with Section (6)(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section (4)(d)(iii) following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

(b)               Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section (6)(d)) representing the outstanding Principal.

(c)               Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section (6)(d)) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d)               Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 5(6)(a) or Section 5(6)(c), the Principal designated by the Holder which, when added to the Principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest from the Issuance Date.

(7)               NOTICES.     Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing by letter and email and will be deemed to have been delivered: upon the later of (A) either (i) receipt, when delivered personally or (ii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same and (B) receipt, when sent by electronic mail. The addresses and email addresses for such communications shall be:

If to the Company, to:	COOTEK (CAYMAN) INC.
9-11 Floors, No.16, Lane 399, Xinlong Road, Minhang District, Shanghai 201101, People’s Republic of China Telephone: +86 021 6485 6352 Attention: Robert Cui, CFO E-Mail: ir@cootek.cn

If to the Holder:	YA II PN, Ltd
c/o Yorkville Advisors Global, LLC 1012 Springfield Avenue
Mountainside, NJ 07092
Attention: Mark Angelo
Telephone: 201-985-8300
Email: Legal@yorkvilleadvisors.com

or at such other address and/or email and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) Business Days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) electronically generated by the sender's email service provider containing the time, date, recipient email address or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

(8)               Except as expressly provided herein, no provision of this Note shall alter or impair the obligations of the Company, which are absolute and unconditional, to pay the Principal of, interest and other charges (if any) on, this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct obligation of the Company. As long as this Note is outstanding, the Company shall not and shall cause their subsidiaries not to, without the consent of the Holder, (i) amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the Holder; (ii) repay, repurchase or offer to repay, repurchase or otherwise acquire shares of its ADSs, Ordinary Shares or other equity securities; (iii) terminate its ADS facility, or (iv) enter into any agreement with respect to any of the foregoing.

(9)               This Note shall not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent converted into ADSs in accordance with the terms hereof.

(10)           This Note shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of laws thereof. Each of the parties consents to the jurisdiction of the Supreme Court of the State of New York located in the City of New York, Borough of Manhattan, and the U.S. District Court for the Southern District of New York in connection with any dispute arising under this Note and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens to the bringing of any such proceeding in such jurisdictions. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION DOCUMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES’ ACCEPTANCE OF THIS AGREEMENT.

(11)           If the Company fails to strictly comply with the terms of this Note, then the Company shall reimburse the Holder promptly for all fees, costs and expenses, including, without limitation, attorneys’ fees and expenses incurred by the Holder in any action in connection with this Note, including, without limitation, those incurred: (i) during any workout, attempted workout, and/or in connection with the rendering of legal advice as to the Holder’s rights, remedies and obligations, (ii) collecting any sums which become due to the Holder, (iii) defending or prosecuting any proceeding or any counterclaim to any proceeding or appeal; or (iv) the protection, preservation or enforcement of any rights or remedies of the Holder.

(12)           Any waiver by the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver must be in writing.

(13)           If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the Principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

(14)           CERTAIN DEFINITIONS For purposes of this Note, the following terms shall have the following meanings:

(a)               “ADSs” mean American Depositary Shares, each representing 50 Ordinary Shares of the Company.

(b)               "Bloomberg" means Bloomberg Financial Markets.

(c)               “Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions are authorized or required by law or other government action to close.

(d)               “Change of Control Transaction” means the occurrence of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of fifty percent (50%) of the voting securities of the Company (except that the acquisition of voting securities by the Holder or any other current holder of convertible securities of the Company shall not constitute a Change of Control Transaction for purposes hereof), (b) a replacement at one time or over time of more than one-half of the members of the board of directors of the Company (other than as due to the death or disability of a member of the board of directors) which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), (c) the merger, consolidation or sale of fifty percent (50%) or more of the assets of the Company or any subsidiary of the Company in one or a series of related transactions with or into another entity, or (d) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (a), (b) or (c). No transfer to a wholly-owned subsidiary shall be deemed a Change of Control Transaction under this provision.

(e)               “Closing Bid Price” means the price per share in the last reported trade of the ADSs on a Primary Market or on the exchange which the ADS is then listed as quoted by Bloomberg.

(f)                “Commission” means the Securities and Exchange Commission.

(g)               “Company Redemption” shall have the meaning assigned in Section (3)(a).

(h)               “Company Redemption Notice” shall have the meaning assigned in Section (3)(a).

(i)                 “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Ordinary Shares or ADSs.

(j)                 “Depositary” means Deutsche Bank Trust Company Americas or its successor as the depositary for the ADS facility.

(k)               “Equity Conditions Failure” means that any of the following conditions are not satisfied: (i) all applicable ADSs issuable upon conversion of Ordinary Shares to be issued in connection with the event requiring determination shall be eligible for sale without restriction under any applicable federal or state securities laws; (ii) the ADSs are designated for quotation on the Primary Market and shall not have been suspended from trading on such exchange nor shall delisting or suspension by such exchange been threatened or pending; (iii) any applicable ADSs issuable upon conversion of Ordinary Shares to be issued in connection with the event requiring determination may be issued in full without the rules or regulations of the Primary Market; (iv) there shall not have occurred either (A) an Event of Default or (B) an event that with the passage of time or giving of notice would constitute an Event of Default; (v) the daily VWAP is greater than 125% of the Floor Price for each of the five (5) consecutive Trading Days immediately prior to the date of the event requiring determination; and (vi) the Company shall have no knowledge of any fact that would cause any Ordinary Shares to be issued in connection with the event requiring determination not to be eligible for sale without restriction under any applicable federal or state securities laws.

(l)                 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m)             “Floor Price” means $0.50 per ADS.

(n)               “Fundamental Transaction” means any of the following: (1) the Company effects any merger or consolidation of the Company with or into another Person and the Company is the non-surviving company (other than a merger or consolidation with a wholly owned subsidiary of the Company for the purpose of redomiciling the Company), (2) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (3) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Ordinary Shares are permitted to tender or exchange their shares for other securities, cash or property, or (4) the Company effects any reclassification of the Ordinary Shares or any compulsory share exchange pursuant to which the Ordinary Shares are effectively converted into or exchanged for other securities, cash or property.

(o)               “Optional Redemption” shall have the meaning assigned in Section (3)(c).

(p)               “Optional Redemption Amount” shall have the meaning assigned in Section (3)(c).

(q)               “Optional Redemption Notice” shall have the meaning assigned in Section (3)(c).

(r)                “Ordinary Shares” means the Company's shares of class A ordinary shares, par value $0.00001 per share, and any capital stock into which such shares shall have been changed or any share capital resulting from a reclassification of such ordinary shares.

(s)                “Other Notes” means any other Notes issued pursuant to the Securities Purchase Agreement and any other notes, debentures, or other instruments issued in exchange, replacement, or modification of the foregoing.

(t)                 “Payment Premium” means 8% of the Principal amount of each Redemption as set forth in the Redemption Schedule.

(u)               “Person” means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

(v)               “Primary Market” means the NYSE and any successor to any of the foregoing markets or exchanges.

(w)             “Redemption Amount” means the total of the amount of Principal, Interest, and Payment Premium set out under the column ‘Redemption Amount” in the Redemption Schedule.

(x)               “Redemption Date” means the first date of each calendar month beginning on June 1, 2021 and continuing thereafter through January 2022.

(y)               “Redemption Notice Due Date” shall have the meaning assigned in Section (3)(a).

(z)               “Redemption Premium” means 15% of the Principal amount being redeemed.

(aa)            “Redemption Schedule” means the schedule of redemptions as set out on Exhibit I, or such other schedule of repayments as the parties may agree in writing from time to time.

(bb)           “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(cc)            “Trading Day” means a day on which the ADSs are quoted or traded on a Primary Market on which the shares are then quoted or listed; provided, that in the event that the ADSs are not listed or quoted, then Trading Day shall mean a Business Day.

(dd)           “Transaction Document(s)” shall mean this Note, along with the Securities Purchase Agreement, and any other documents or agreements entered into in connection with the foregoing.

(ee)            “Underlying Shares” means the Ordinary Shares or ADSs issuable upon conversion of this Note in accordance with the terms hereof.

(ff)              “Underlying Shares Registration Statement” means a registration statement meeting the requirements set forth in the Securities Purchase Agreement, covering among other things the issuance of the Note and the sale of the Underlying Shares by the Holder.

(gg)           “VWAP” means, for the ADSs as of any date, the daily dollar volume-weighted average price for such security on the Primary Market as reported by Bloomberg through its “Historical Prices – Px Table with Average Daily Volume” functions, or, if no dollar volume-weighted average price is reported for such security by Bloomberg.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Convertible Note to be duly executed by a duly authorized officer as of the date set forth above.

COMPANY:
COOTEK (CAYMAN) INC.

By:	/s/ Karl Kan Zhang
Name:	Karl Kan Zhang
Title:	Chairman of the Board of Directors and Chief Technology Officer

EXHIBIT I
REDEMPTION SCHEUDLE(1)

	Principal	Payment		Redemption
Redemption Date	Amount	Premium	Interest(2)	Amount
June 1, 2021	$2,000,000	$160,000	$166,667	$2,326,667
July 1, 2021	$2,000,000	$160,000	$75,000	$2,235,000
August 1, 2021	$2,000,000	$160,000	$66,667	$2,226,667
September 1, 2021	$250,000	$20,000	$58,333	$328,333
October 1, 2021	$1,500,000	$120,000	$57,292	$1,677,292
November 1, 2021	$1,225,000	$98,000	$51,042	$1,374,042
December 1, 2021	$1,225,000	$98,000	$45,938	$1,368,938
January 1, 2022	$1,225,000	$98,000	$40,833	$1,363,833
February 1, 2022	$1,225,000	$98,000	$35,729	$1,358,729
March 1, 2022	$1,225,000	$98,000	$30,625	$1,353,625
April 1, 2022	$1,225,000	$98,000	$25,521	$1,348,521
May 1, 2022	$1,225,000	$98,000	$20,417	$1,343,417
June 1, 2022	$1,225,000	$98,000	$15,313	$1,338,313
July 1, 2022	$1,225,000	$98,000	$10,208	$1,333,208
August 1, 2022	$1,225,000	$98,000	$5,104	$1,328,104
	$20,000,000	$1,600,000	$704,688	$22,304,688

(1)	The amounts shown in the table below shall be subject to adjustment in accordance with Section (3)(a) to reflect the conversion or redemption otherwise effected pursuant to this Convertible Note contemporaneous with or prior to the scheduled redemption provided in the schedule.

(2)	Note: Interest is estimated and will be calculated based on the actual accrued and unpaid interest as of each Redemption Date.

EXHIBIT II

COMPANY REDEMPTION NOTICE

Date: [__________]

VIA E-MAIL: trading@yorkvilleadvisors.com and [_______________]

This letter shall serve as Company Redemption Notice by CooTek (Cayman) Inc, (“Company”) in accordance with Section (3)(a) of the Convertible Note issued to YA II PN, Ltd. (the “Holder”) on March 19, 2021, as amended and restated on October 29, 2021 (the “Note”). Unless otherwise specified, capitalized terms used in this letter shall have the meaning assigned to them in the Note.

Note Number:	CTK-2
Applicable Redemption Date:	[_______________]
Principal Amount:	[$______________]
Payment Premium:	[$______________]
Interest:	[$______________]
Total Redemption Amount:	[$______________]

The Company hereby elects the following in respect of the above referenced Redemption Amount:

__	The applicable Redemption Amount may be converted by the Holder in whole, or in part, pursuant Section 4(c) anytime after the applicable Redemption Date; or

___	The Company elects to redeem in cash the applicable Redemption Amount pursuant to a Company Repayment.[1]

Sincerely,

Authorised Signatory,

1 If the Company elects a Company Redemption, then the Redemption Amount which is to be paid to the Holder on the applicable Redemption Date shall be repaid by the Company on or before such Redemption Date, and the Company shall pay to the Holder on or before such Redemption Date, by wire transfer of immediately available funds, in an amount in cash equal to the Redemption Amount. If the Company fails to redeem the full Redemption Amount on the applicable Redemption Date, then the Company shall be deemed to have delivered a Company Redemption Notice confirming that the unpaid portion of the applicable Redemption Amount may be converted by the Holder at the lower of the Fixed Conversion Price or the Variable Conversion Price.

EXHIBIT III
CONVERSION NOTICE

(To be executed by the Holder in order to convert the Note)

Via Email

TO:	COOTEK (CAYMAN) INC.

9-11 Floors, No.16, Lane 399, Xinlong Road, Minhang District, Shanghai 201101, People’s Republic of China
Attention: Robert Cui, CFO; Yeting Cai, General Legal Counsel
E-Mail: robert.cui@cootek.cn; yeting.cai@cootek.cn

CC:	Deutsche Bank Trust Company Americas, as Depositary

60 Wall Street
New York, NY 10005
United States of America
Fax: +1-732-544-6346, Email: adr@db.com

The undersigned registered holder of Note No. CTK-2 (the “Note”) hereby irrevocably elects to convert the Note or a portion of the outstanding and unpaid Conversion Amount of the Note into Class A Ordinary Shares of COOTEK (CAYMAN) INC. (the “Company”) to be deposited by the Company with the Depositary for the issuance of American Depositary Shares (“ADSs”) in accordance with the conditions stated in the Note and the delivery instructions below. The ADSs will be issued pursuant to the terms and conditions of the Deposit Agreement dated as of September 27, 2018, among the Company, the Depositary, and holders and beneficial owners from time to time of ADSs issued thereunder (as amended from time to time, the “Deposit Agreement”).

In connection with the conversion of the Note, or the portion hereof below designated, the undersigned acknowledges, represents to and agrees with the Company and the Depositary that the undersigned is not an “affiliate” (as defined in Rule 144 under the Securities Act of 1933) of the Company and has not been an “affiliate” (as defined in Rule 144 under the Securities Act of 1933) of the Company during the three months immediately preceding the date hereof.

The undersigned acknowledges that the undersigned (and any such other account) may not continue to hold or retain any interest in ADSs if the undersigned (or such other account) becomes an “affiliate” (as defined in Rule 144 under the Securities Act of 1933) of the Company.

The undersigned confirms the following conversion information:

Conversion Date:
Principal Amount to be Converted:
Payment Amount (if applicable):
Accrued Interest to be Converted:
Total Conversion Amount to be converted:
Fixed Conversion Price:
Variable Conversion Price (if applicable):
Conversion Price:
Number of ADSs to be issued:

Upon confirmation by the Company to the Depositary of the above information, the undersigned instructs the Depositary to deliver the above noted Number of ADSs to the following account:
Issue to:

Authorized Signature:
Name:
Title:
Broker DTC Participant Code:
Account Number:

Dated:
Signature(s)

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer Identification Number

EXHIBIT II
MODIFICATIONS TO THE NOTE

COOTEK (CAYMAN) INC. CONVERTIBLE NOTE Principal Amount: $20,000,000 Note Issuance Date: March 19, 2021 Amended and Restated on: October 29, 2021 Note Number: CTK-2 FOR VALUE RECEIVED, COOTEK (CAYMAN) INC., a Cayman Island corporation (the "Company"), hereby promises to pay to the order of YA II PN, Ltd., or its registered assigns (the "Holder") the amount set out above as the Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the "Principal") when due, whether upon the Maturity Date (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest ("Interest") on any outstanding Principal at the applicable Interest Rate from the date set out above as the Note Issuance Date (the "Issuance Date") until the same becomes due and payable, whether upon a the Maturity Date or acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). This Convertible Note (including all notes issued in exchange, transfer or replacement hereof, this "Note") was originally issued pursuant to the Securities Purchase Agreement dated March 19, 2021 (the “Securities Purchase Agreement”) between the Company and the Buyers listed on the Schedule of Buyers attached thereto, and was amended and restated on October 29, 2021. Certain capitalized terms used herein are defined in Section (14). (1) GENERAL TERMS (a) Maturity Date. On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest, and any other amounts outstanding pursuant to the terms of this Note. The "Maturity Date" shall be March 19, 2022August 31, 2022, or as may be extended at the option of the Holder as contemplated upon an Event of Default. Other than as specifically permitted by this Note, the Company may not prepay or redeem any portion of the outstanding Principal and accrued and unpaid Interest, and the Holder may not require the payment of Interest prior to the Maturity Date. (b) Interest Rate and Payment of Interest. Interest shall accrue on the outstanding Principal balance hereof at an annual rate equal to 5% (“Interest Rate”), which Interest Rate shall increase to an annual rate of 15% for the remainder of the term for so long as any Event of Default remains uncured. Interest shall be calculated on the basis of a 365-day year and the actual number of days elapsed, to the extent permitted by applicable law. For the avoidance of doubt, no Interest shall accrue on the Principal balance that is not outstanding at the Maturity Date. (c) Triggering Event. If, any time after the Issuance Date, and from time to time thereafter, the daily VWAP is less than the Floor Price for a period of 5 consecutive Trading Days (each such occurrence, a “Triggering Event”), then the Interest Rate shall increase to an annual rate of 15%. The Interest Rate shall return to the rate set forth in Clause 1(b) if any time

2 after a Triggering Event the daily VWAP is greater than the Floor Price for a period of 5 consecutive Trading Days, unless a subsequent Triggering Event occurs. (2) EVENTS OF DEFAULT. (a) An “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body): (i) the Company's failure to pay to the Holder any amount of Principal, Interest, or other amounts when and as due under this Note or any other Transaction Document within five (5) Business Days after such payment is due; (ii) The Company or any subsidiary of the Company shall commence, or there shall be commenced against the Company or any subsidiary of the Company under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company or any subsidiary of the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any subsidiary of the Company or there is commenced against the Company or any subsidiary of the Company any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 61 days; or the Company or any subsidiary of the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any subsidiary of the Company suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of sixty one (61) days; or the Company or any subsidiary of the Company makes a general assignment for the benefit of creditors; or the Company or any subsidiary of the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any subsidiary of the Company shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company or any subsidiary of the Company shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any subsidiary of the Company for the purpose of effecting any of the foregoing; (iii) The ADSs shall cease to be quoted or listed for trading, as applicable, on any Primary Market for a period of 10 consecutive Trading Days; (iv) The Company or any subsidiary of the Company shall be a party to any Change of Control Transaction (as defined in Section (14)) unless in connection with such Change of Control Transaction this Note is retired; (v) the Company's (A) failure to cure a Conversion Failure by delivery of the required number of ADSs within five (5) Business Days after the applicable Conversion Failure or (B) notice, written or oral, to any holder of the Notes, including by way of public announcement, at any time, of its intention not to comply with a request for conversion of

3 any Notes into Ordinary Shares, the deposit of such Ordinary Shares with the Depositary and the issuance of the ADSs representing such Ordinary Shares that are tendered in accordance with the provisions of the Notes, other than pursuant to Section (5)(d); (vi) The Company shall fail to observe or perform any other material covenant, agreement or warranty contained in, or otherwise commit any material breach or default of any provision of this Note (except as may be covered by Section (2)(a)(i) through (2)(a)(viii) hereof) or any Transaction Document (as defined in Section (14)) which is not cured within the time prescribed. (vii) The depositary agreement between the Depositary and the Company shall be amended or changed in any manner that is materially disadvantageous to ADS holders in general or to the Holder, or such agreement, or the ADS facility, is terminated. (viii) any Event of Default (as defined in the Other Notes) occurs with respect to any Other Notes. (b) During the time that any portion of this Note is outstanding, if any Event of Default has occurred and is continuing, the full unpaid Principal amount of this Note, together with interest and other amounts owing in respect thereof, to the date of acceleration shall become at the Holder's election, immediately due and payable in cash. Furthermore, in addition to any other remedies, the Holder shall have the right (but not the obligation) to convert this Note (subject to the beneficial ownership limitations set out in Section (4)(e)) at any time after (x) an Event of Default (provided that such Event of Default is continuing) or (y) the Maturity Date at the Conversion Price. The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, (other than required notice of conversion) and the Holder may immediately enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. (3) REDEMPTIONS (a) Monthly Principal Cash Redemptions. The Company shall, at its own option, (i) redeem in cash each Redemption Amount (as defined in Section (14)) set forth on the Redemption Schedule (as defined in Section (14)) (a “Company Redemption”) on each applicable Redemption Date (as defined in Section (14)), subject to the provisions of Section (3)(a) and (3)(b), (ii) allow such Redemption Amount to be Converted by the Holder in accordance with Section (4)(c), or (iii) redeem in a combination of cash and ADSs. On or prior to the date which is the third (3rd) Trading Day prior to each Redemption Date (each, a “Redemption Notice Due Date”), the Company shall deliver written notice in the form attached hereto as Exhibit II (each, an “Company Redemption Notice”) to the Holder which Company Redemption Notice shall either: (i) confirm that the applicable Redemption Amount may be converted by the Holder in whole, or in part, pursuant Section (4)(c) anytime after the applicable Redemption Date; or (ii) state that the Company elects to redeem, in whole or in part, the applicable Redemption Amount in cash pursuant to a Company Redemption. If the Company does not timely deliver a Company Redemption Notice in accordance with this Section (3)(a), then the Company shall be deemed to

4 have delivered a Company Redemption Notice confirming that the applicable Redemption Amount may be converted by the Holder in accordance with Section (4)(c). Notwithstanding the foregoing, (i) in the event that there is an Equity Conditions Failure with respect to the conversion in full of a Redemption Amount then the Company shall be required to redeem in cash the portion of the applicable Redemption Amount that would be subject to an Equity Conditions Failure, and (ii) in the event that the daily VWAP on each of the five consecutive Trading Days immediately prior to the Redemption Date exceeds a price equal to 108% of the Fixed Conversion Price and no Equity Conditions Failure has occurred during such period then no cash redemption shall be due on such Redemption Date. The amounts of any conversions made by the Holder at the Fixed Conversion Price, or pursuant to Section 4(c)(ii) hereof, or any Optional Redemptions made by the Company pursuant to this Note contemporaneous with or prior to any Redemption Date shall have the effect of adjusting the Redemption Schedule by reducing the Redemption Amount of each payment coming due by a pro rata amount. (b) Company Redemption. If the Company elects a Company Redemption in cash in accordance with Section (3)(a), then the Redemption Amount which is to be paid to the Holder on the applicable Redemption Date shall be paid by the Company on or before such Redemption Date, by wire transfer of immediately available funds, in an amount in cash equal to the Redemption Amount. If the Company fails to redeem the full Redemption Amount on the applicable Redemption Date, then the Company shall be deemed to have delivered a Company Redemption Notice confirming that the unpaid portion of the applicable Redemption Amount may be converted by the Holder. (c) Company Additional Early Redemption. The Company shall have the right, but not the obligation, to redeem (“Optional Redemption”) early in cash a portion or all amounts outstanding under this Note as described in this Section; provided that (i) the Company provides the Holder with at least 10 Business Days’ prior written notice (each, a “Optional Redemption Notice”) of its desire to exercise an Optional Redemption, and (ii) the trading price of the ADS is less than the Fixed Conversion Price at the time of the delivery of the Optional Redemption Notice. Each Optional Redemption Notice shall be irrevocable and shall specify the outstanding balance of the Convertible Debentures to be redeemed and the applicable Redemption Amount. The “Optional Redemption Amount” shall be equal to the outstanding Principal balance being redeemed by the Company times the Redemption Premium, plus all accrued and unpaid interest. On the 11th Business Day after the Optional Redemption Notice, the Company shall deliver to the Holder the Optional Redemption Amount with respect to the Principal amount redeemed after giving effect to conversions effected pursuant to the terms of this Note during the 10 Business Day period. (4) CONVERSION OF NOTE. This Note shall be convertible into the Company's Ordinary Shares, which would be deposited for delivery of ADSs so long as the conversion is effected pursuant to an effective registration statement or in compliance with Rule 144 promulgated under the Securities Act, on the terms and conditions set forth in this Section (4). (a) Conversion Right. Subject to the limitations of Section (4)(e), at any time or times on or after the Issuance Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into fully paid and nonassessable Ordinary Shares in accordance with Section (4)(b) and (4)(c), at the Conversion

5 Rate (as defined below). The Company will deposit such Ordinary Shares and cause the delivery of ADSs to the Holder. The number of ADSs issuable upon conversion of any Conversion Amount pursuant to this Section (4)(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the "Conversion Rate") and the underlying Ordinary Shares to be issued shall be determined by multiplying the resulting number of ADSs by the then applicable Ordinary Share-to-ADS conversion ratio, which is set at one (1) ADS representing fifty (50) Ordinary Shares as of the date hereof. No fraction of an ADS will be delivered upon any conversion. All calculations under this Section (3) shall be rounded to the nearest $0.0001. If the issuance would result in the issuance of a fraction of an ADS, the Company shall round such fraction of a share up to the nearest whole share. The Company shall bear all transfer, stamp and similar taxes that may be payable with respect to the issuance and delivery of shares upon conversion of any Conversion Amount as well as any conversion or issuance fees of the Depositary in respect of the ADSs. (i) "Conversion Amount" means the portion of the Principal, accrued Interest, and Premium Payment (if applicable) to be converted, redeemed or otherwise with respect to which this determination is being made. (ii) "Conversion Price" means, as of any Conversion Date (as defined below) or other date of determination (A) with respect to a Conversion pursuant to Section (4)(b), $3.005.00 per ADS (the “Fixed Conversion Price”), and (B) with respect to a Conversion pursuant to Section (2)(b) or Section (4)(c), the lower of (i) the Fixed Conversion Price, or (ii) 100% of the lowest daily VWAP during the 10 consecutive Trading Days immediately preceding the Conversion Date (the “Variable Conversion Price”), but not lower than the Floor Price. The Conversion Price shall be adjusted from time to time pursuant to the other terms and conditions of this Note. (b) The Holder may at any time and from time to time, elect to convert any Principal amount which is outstanding, and any accrued and unpaid interest, at a Conversion Price equal to the Fixed Conversion Price by serving a Conversion Notice on the Company in accordance with Section (4)(d). (c) Conversions at the Variable Conversion Price. (i) Only inIn respect of any Redemption Amount subject to a Company Redemption Notice confirming (or deemed to pursuant to Section (3)(a) or (3)(b)) that the applicable Redemption Amount may be converted by the Holder, may the Holder may, at any time and from time to time after such applicable Redemption Date, convert a Conversion Amount up to the applicable Redemption Amount (or any portion thereof) at a Conversion Price based on the Variable Conversion Price by serving a Conversion Notice on the Company, and subject to, and in accordance with, Section (4)(d). (i)(ii) In addition to clause 4(c)(i), the Holder may, at its option, convert an additional amount per month equal to $1,000,000 of Principal, plus accrued and unpaid interest thereon, plus the applicable Payment Premium at a Conversion Price based on the Variable Conversion Price by serving a Conversion Notice on the Company, and subject to, and in

6 accordance with, Section 4(d) of the if the Variable Conversion Price for such conversions are $2.00 or greater. (c)(d) Mechanics of Conversion. (i) Optional Conversion. To convert any Conversion Amount into Ordinary Shares to be converted into ADSs on any date (a "Conversion Date"), the Holder shall (A) transmit by email (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit III (the "Conversion Notice") to the Company and the Depositary, and (B) if required by Section (4)(d)(iii), surrender this Note to a nationally recognized overnight delivery service for delivery to the Company (or an indemnification undertaking reasonably satisfactory to the Company with respect to this Note in the case of its loss, theft or destruction). On or before the third Business Day following the date of receipt of a Conversion Notice (the "Share Delivery Date"), the Company shall (X) if legends are not required to be placed on the ADS certificates and provided that the Depositary is participating in the Depository Trust Company's ("DTC") Fast Automated Securities Transfer Program, issue and deposit Ordinary Shares and instruct the Depositary to credit the ADSs to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal and Custodian system, as specified in the Conversion Notice or (Y) if the Depositary is not participating in the DTC Fast Automated Securities Transfer Program, issue and deposit Ordinary Shares and instruct the Depositary to deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of ADSs specified in the Conversion Notice. If this Note is physically surrendered for conversion and the outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than five (5) Business Days after receipt of this Note and at its own expense, issue and deliver to the holder a new Note representing the outstanding Principal not converted. The Person or Persons entitled to receive ADSs issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such ADSs upon the transmission of a Conversion Notice. (ii) Company's Failure to Timely Convert. If within three (3) Trading Days after the Company's receipt of a Conversion Notice and any other documentation required by the Depositary, the Company shall fail to issue and deliver a certificate to the Holder or credit the Holder's balance account with DTC for the number of ADSs to which the Holder is entitled upon such holder's conversion of any Conversion Amount, such event shall constitute a conversion failure, subject to the limitations on conversion outlined in Sections 4(c)(i) and (ii) below (a "Conversion Failure"), provided however, the Company shall get an extension of two Trading Days in the event that a delay occurs through no fault of the Company. (iii) Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Conversion Amount represented by this Note is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note. The Holder and the Company shall maintain records showing the Principal and Interest converted and the dates of such

7 conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion. (d)(e) Limitations on Conversions. (i) Beneficial Ownership. The Holder shall not have the right to convert any portion of this Note or otherwise receive ADSs or Ordinary Shares hereunder to the extent that after giving effect to such conversion or receipt of such ADSs or Ordinary Shares, the Holder, together with any affiliate thereof, would beneficially own (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 4.99% of the number of Ordinary Shares outstanding immediately after giving effect to such conversion. Since the Holder will not be obligated to report to the Company the number of ADSs or Ordinary Shares it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of ADSs representing beneficial ownership in excess of 4.99% of the then outstanding Ordinary Shares without regard to any other ADSs or Ordinary Shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the Principal amount of this Note is convertible shall be the responsibility and obligation of the Holder, provided however, upon the request of the Company, the Holder shall report its holdings in ADSs and Ordinary Shares to the Company. If the Holder has delivered a Conversion Notice for a Principal amount of this Note that, without regard to any other ADSs or Ordinary Shares that the Holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Company shall notify the Holder of this fact and shall honor the conversion for the maximum Principal amount permitted to be converted on such Conversion Date in accordance with Section 3(a) and any Principal amount tendered for conversion in excess of the permitted amount hereunder shall remain outstanding under this Note. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 65 days prior notice to the Company. Other Holders shall be unaffected by any such waiver. (ii) Principal Market Limitation. Notwithstanding anything in this Note to the contrary, the Company shall not issue any Ordinary Shares or ADSs upon conversion of this Note, or otherwise, if the issuance of such Ordinary Shares or ADSs, together with any Ordinary Shares or ADSs issued in connection with any related transactions that may be considered part of the same series of transactions, would exceed the aggregate number of Ordinary Shares or ADSs that the Company may issue in a transaction in compliance with the Company’s obligations under the rules or regulations of New York Stock Exchange (the “NYSE”) and shall be referred to as the Exchange Cap (as defined in the Securities Purchase Agreement), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules of the NYSE for issuances of shares in excess of such amount or (B) invokes the home country exemption and obtains a written opinion from outside counsel to the Company, to the extent required by the NYSE, that it may follow its home country practice, and therefore, such approval is not required. The Exchange Cap shall be appropriately adjusted for any stock dividend, stock split, reverse stock split or similar transaction.

8 (iii) Sales Limitations. The Holder shall not sell such number of ADSs in any calendar month (being the 1st of the month through the last day of the same month) that would result in gross proceeds received by the Holder in excess of the greater of (a) 30% of the dollar trading volume of the Ordinary Shares during such calendar month, of (b) $3,290,000. This limitation shall not apply (i) at any time after the occurrence of an Event of Default, and (ii) with respect to any sales of ADSs at prices greater than or equal to the Fixed Conversion Price. This limitation may be waived with the consent of the Company. (e)(f) Other Provisions. (i) The Company shall at all times reserve and keep available out of its authorized Ordinary Shares the full number of Ordinary Shares issuable upon conversion of all outstanding amounts under this Note; and within five (5) Business Days following the receipt by the Company of a Holder's notice that such minimum number of Underlying Shares is not so reserved, the Company shall promptly reserve a sufficient number of shares to comply with such requirement. (ii) All calculations under this Section (3) shall be rounded to the nearest $0.00001 or whole share. (iii) Nothing herein shall limit a Holder's right to pursue actual damages or declare an Event of Default pursuant to Section (2) herein for the Company’s failure to deliver certificates representing shares upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief, in each case without the need to post a bond or provide other security. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law. (5) Adjustments to Conversion Price (a) RESERVED (b) Adjustment of Conversion Price upon Subdivision or Combination of ADSs. If the Company, at any time while this Note is outstanding, shall (a) pay a stock dividend or otherwise make a distribution or distributions on its Ordinary Shares or any other equity or equity equivalent securities payable in shares which results in an increase in the number of outstanding ADSs, (b) subdivide its outstanding Ordinary Shares or ADSs into a larger number of Ordinary Shares of ADSs, (c) combine (including by way of reverse share split) outstanding Ordinary Shares or ADSs into a smaller number of Ordinary Shares or ADSs, or (d) issue additional Ordinary Shares or ADSs by reclassification of ADSs or Ordinary Shares or any shares of capital stock of the Company, then each of the Fixed Conversion Price and the Floor Price shall be multiplied by a fraction of which the numerator shall be the number of Ordinary Shares or ADSs (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of Ordinary Shares or ADSs outstanding after such event, provided however, the Floor Price shall not be adjusted upon any event described in subpart (c) of this Section. Any adjustment made pursuant to this Section shall become effective immediately after the record date

9 for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification. (c) Other Events. If any event occurs of the type contemplated by the provisions of this Section (5) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features, changing the number of Ordinary Shares represented by each ADS, or issuing Convertible Securities with a variable conversion formula that is more favorable than this Note), then the Company's Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the Holder under this Note; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section (5). (d) Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of Ordinary Shares or ADSs are entitled to receive securities or other assets with respect to or in exchange for Ordinary Shares or ADSs (a "Corporate Event"), the Company shall make appropriate provision to ensure that the Holder will thereafter have the right to receive upon a conversion of this Note, at the Holder's option, (i) in addition to the Ordinary Shares or ADSs receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such Ordinary Shares or ADSs had such shares been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Note) or (ii) in lieu of the Ordinary Shares or ADSs otherwise receivable upon such conversion, such securities or other assets received by the holders of Ordinary Shares or ADSs in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Note initially been issued with conversion rights for the form of such consideration (as opposed to the Ordinary Shares or ADSs) at a conversion rate for such consideration commensurate with the Conversion Rate. Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Required Holders. The provisions of this Section shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Note. (e) Whenever the Conversion Price is adjusted pursuant to Section (5) hereof, the Company shall promptly mail to the Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. (f) In case of any (1) merger or consolidation of the Company or any subsidiary of the Company controlling more than one-half of the assets of the Company with or into another Person not affiliated with the Company, or (2) sale by the Company or any subsidiary of the Company of more than one-half of the assets of the Company in one or a series of related transactions, the Holder shall have the right to (A) exercise any rights under Section (2)(b), (B) convert the aggregate amount of this Note then outstanding into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders Ordinary Shares or ADSs following such merger, consolidation or sale, and such Holder shall be entitled upon such event or series of related events to receive such amount of securities, cash and property as the ADSs into which such aggregate Principal amount of this Note could have been converted

10 immediately prior to such merger, consolidation or sales would have been entitled, or (C) in the case of a merger or consolidation, require the surviving entity to issue to the Holder a Convertible Note with a Principal amount equal to the aggregate Principal amount of this Note then held by such Holder, plus all accrued and unpaid interest and other amounts owing thereon, which such newly issued Convertible Note shall have terms identical (including with respect to conversion) to the terms of this Note, and shall be entitled to all of the rights and privileges of the Holder of this Note set forth herein and the agreements pursuant to which this Notes were issued. In the case of clause (C), the conversion price applicable for the newly issued shares of Convertible Notes shall be based upon the amount of securities, cash and property that each Ordinary Share would receive in such transaction and the Conversion Price in effect immediately prior to the effectiveness or closing date for such transaction. The terms of any such merger, sale or consolidation shall include such terms so as to continue to give the Holder the right to receive the securities, cash and property set forth in this Section upon any conversion or redemption following such event. This provision shall similarly apply to successive such events. (6) REISSUANCE OF THIS NOTE. (a) Transfer. This Note may be transferred to a party affiliated with the Holder at any time and may be transferred to a party not affiliated with the Holder only after the reasonable determination by the Company that such transfer would not cause the Company to be out of compliance any of the requirements of the applicable securities laws and regulations. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section (6)(d)), registered in the name of the registered transferee or assignee, representing the outstanding Principal being transferred by the Holder (along with any accrued and unpaid interest thereof) and, if less then the entire outstanding Principal is being transferred, a new Note (in accordance with Section (6)(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section (4)(d)(iii) following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note. (b) Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section (6)(d)) representing the outstanding Principal. (c) Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section (6)(d)) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender. (d) Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this

11 Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 5(6)(a) or Section 5(6)(c), the Principal designated by the Holder which, when added to the Principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest from the Issuance Date. (7) NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing by letter and email and will be deemed to have been delivered: upon the later of (A) either (i) receipt, when delivered personally or (ii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same and (B) receipt, when sent by electronic mail. The addresses and e•mail addresses for such communications shall be: If to the Company, to: COOTEK (CAYMAN) INC. 9-11 Floors, No.16, Lane 399, Xinlong Road, Minhang District, Shanghai 201101, People’s Republic of China Telephone: +86 021 6485 6352 Attention: Robert Cui, CFO E-Mail: ir@cootek.cn If to the Holder: YA II PN, Ltd c/o Yorkville Advisors Global, LLC 1012 Springfield Avenue Mountainside, NJ 07092 Attention: Mark Angelo Telephone: 201-985-8300 Email: Legal@yorkvilleadvisors.com or at such other address and/or email and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) Business Days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) electronically generated by the sender's email service provider containing the time, date, recipient email address or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively. (8) Except as expressly provided herein, no provision of this Note shall alter or impair the obligations of the Company, which are absolute and unconditional, to pay the Principal of, interest and other charges (if any) on, this Note at the time, place, and rate, and in the coin or

12 currency, herein prescribed. This Note is a direct obligation of the Company. As long as this Note is outstanding, the Company shall not and shall cause their subsidiaries not to, without the consent of the Holder, (i) amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the Holder; (ii) repay, repurchase or offer to repay, repurchase or otherwise acquire shares of its ADSs, Ordinary Shares or other equity securities; (iii) terminate its ADS facility, or (iv) enter into any agreement with respect to any of the foregoing. (9) This Note shall not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent converted into ADSs in accordance with the terms hereof. (10) This Note shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of laws thereof. Each of the parties consents to the jurisdiction of the Supreme Court of the State of New York located in the City of New York, Borough of Manhattan, and the U.S. District Court for the Southern District of New York in connection with any dispute arising under this Note and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens to the bringing of any such proceeding in such jurisdictions. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION DOCUMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES’ ACCEPTANCE OF THIS AGREEMENT. (11) If the Company fails to strictly comply with the terms of this Note, then the Company shall reimburse the Holder promptly for all fees, costs and expenses, including, without limitation, attorneys’ fees and expenses incurred by the Holder in any action in connection with this Note, including, without limitation, those incurred: (i) during any workout, attempted workout, and/or in connection with the rendering of legal advice as to the Holder’s rights, remedies and obligations, (ii) collecting any sums which become due to the Holder, (iii) defending or prosecuting any proceeding or any counterclaim to any proceeding or appeal; or (iv) the protection, preservation or enforcement of any rights or remedies of the Holder. (12) Any waiver by the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver must be in writing. (13) If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it

13 shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the Principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted. (14) CERTAIN DEFINITIONS For purposes of this Note, the following terms shall have the following meanings: (a) “ADSs” mean American Depositary Shares, each representing 50 Ordinary Shares of the Company. (b) "Bloomberg" means Bloomberg Financial Markets. (c) “Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions are authorized or required by law or other government action to close. (d) “Change of Control Transaction” means the occurrence of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of fifty percent (50%) of the voting securities of the Company (except that the acquisition of voting securities by the Holder or any other current holder of convertible securities of the Company shall not constitute a Change of Control Transaction for purposes hereof), (b) a replacement at one time or over time of more than one-half of the members of the board of directors of the Company (other than as due to the death or disability of a member of the board of directors) which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), (c) the merger, consolidation or sale of fifty percent (50%) or more of the assets of the Company or any subsidiary of the Company in one or a series of related transactions with or into another entity, or (d) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (a), (b) or (c). No transfer to a wholly-owned subsidiary shall be deemed a Change of Control Transaction under this provision. (e) “Closing Bid Price” means the price per share in the last reported trade of the ADSs on a Primary Market or on the exchange which the ADS is then listed as quoted by Bloomberg.

14 (f) “Commission” means the Securities and Exchange Commission. (g) “Company Redemption” shall have the meaning assigned in Section (3)(a). (h) “Company Redemption Notice” shall have the meaning assigned in Section (3)(a). (i) “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Ordinary Shares or ADSs. (j) “Depositary” means Deutsche Bank Trust Company Americas or its successor as the depositary for the ADS facility. (k) “Equity Conditions Failure” means that any of the following conditions are not satisfied: (i) all applicable ADSs issuable upon conversion of Ordinary Shares to be issued in connection with the event requiring determination shall be eligible for sale without restriction under any applicable federal or state securities laws; (ii) the ADSs are designated for quotation on the Primary Market and shall not have been suspended from trading on such exchange nor shall delisting or suspension by such exchange been threatened or pending; (iii) any applicable ADSs issuable upon conversion of Ordinary Shares to be issued in connection with the event requiring determination may be issued in full without the rules or regulations of the Primary Market; (iv) there shall not have occurred either (A) an Event of Default or (B) an event that with the passage of time or giving of notice would constitute an Event of Default; (v) the daily VWAP is greater than 125% of the Floor Price for each of the five (5) consecutive Trading Days immediately prior to the date of the event requiring determination; and (vi) the Company shall have no knowledge of any fact that would cause any Ordinary Shares to be issued in connection with the event requiring determination not to be eligible for sale without restriction under any applicable federal or state securities laws. (l) “Exchange Act” means the Securities Exchange Act of 1934, as amended. (m) “Floor Price” means $0.750.50 per ADS. (n) “Fundamental Transaction” means any of the following: (1) the Company effects any merger or consolidation of the Company with or into another Person and the Company is the non-surviving company (other than a merger or consolidation with a wholly owned subsidiary of the Company for the purpose of redomiciling the Company), (2) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (3) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Ordinary Shares are permitted to tender or exchange their shares for other securities, cash or property, or (4) the Company effects any reclassification of the Ordinary Shares or any compulsory share exchange pursuant to which the Ordinary Shares are effectively converted into or exchanged for other securities, cash or property.

15 (o) “Optional Redemption” shall have the meaning assigned in Section (3)(c). (p) “Optional Redemption Amount” shall have the meaning assigned in Section (3)(c). (q) “Optional Redemption Notice” shall have the meaning assigned in Section (3)(c). (r) “Ordinary Shares” means the Company's shares of class A ordinary shares, par value $0.00001 per share, and any capital stock into which such shares shall have been changed or any share capital resulting from a reclassification of such ordinary shares. (s) “Other Notes” means any other Notes issued pursuant to the Securities Purchase Agreement and any other notes, debentures, or other instruments issued in exchange, replacement, or modification of the foregoing. (t) “Payment Premium” means 8% of the Principal amount of each Redemption as set forth in the Redemption Schedule. (u) “Person” means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency. (v) “Primary Market” means the NYSE and any successor to any of the foregoing markets or exchanges. (w) “Redemption Amount” means the total of the amount of Principal, Interest, and Payment Premium set out under the column ‘Redemption Amount” in the Redemption Schedule. (x) “Redemption Date” means the first date of each calendar month beginning on June 1, 2021 and continuing thereafter through January 2022. (y) “Redemption Notice Due Date” shall have the meaning assigned in Section (3)(a). (z) “Redemption Premium” means 15% of the Principal amount being redeemed. (aa) “Redemption Schedule” means the schedule of redemptions as set out on Exhibit I, or such other schedule of repayments as the parties may agree in writing from time to time. (bb) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

16 (cc) “Trading Day” means a day on which the ADSs are quoted or traded on a Primary Market on which the shares are then quoted or listed; provided, that in the event that the ADSs are not listed or quoted, then Trading Day shall mean a Business Day. (dd) “Transaction Document(s)” shall mean this Note, along with the Securities Purchase Agreement, and any other documents or agreements entered into in connection with the foregoing. (ee) “Underlying Shares” means the Ordinary Shares or ADSs issuable upon conversion of this Note in accordance with the terms hereof. (ff) “Underlying Shares Registration Statement” means a registration statement meeting the requirements set forth in the Securities Purchase Agreement, covering among other things the issuance of the Note and the sale of the Underlying Shares by the Holder. (gg) "VWAP" means, for the ADSs as of any date, the daily dollar volume-weighted average price for such security on the Primary Market as reported by Bloomberg through its “Historical Prices – Px Table with Average Daily Volume” functions, or, if no dollar volume-weighted average price is reported for such security by Bloomberg. [Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Convertible Note to be duly executed by a duly authorized officer as of the date set forth above. COMPANY: COOTEK (CAYMAN) INC. By: Name: Title:

**EXHIBIT I**

**REDEMPTION SCHEUDLE[1]**

| Redemption Date | Principal Amount | Payment Premium | Interest(2) | Redemption Amount |
|---|---|---|---|---|
| June 1, 2021 | $ 2,000,000 | $ 160,000 | $ 166,667 | $ 2,326,667 |
| July 1, 2021 | $ 2,000,000 | $ 160,000 | $ 75,000 | $ 2,235,000 |
| August 1, 2021 | $ 2,000,000 | $ 160,000 | $ 66,667 | $ 2,226,667 |
| September 1, 2021 | $ 250,000 | $ 20,000 | $ 58,333 | $ 328,333 |
| October 1, 2021 | $ 1,500,000 | $ 120,000 | $ 57,292 | $ 1,677,292 |
| November 1, 2021 | $ 1,225,000 | $ 98,000 | $ 51,042 | $ 1,374,042 |
| December 1, 2021 | $ 1,225,000 | $ 98,000 | $ 45,938 | $ 1,368,938 |
| January 1, 2022 | $ 1,225,000 | $ 98,000 | $ 40,833 | $ 1,363,833 |
| February 1, 2022 | $ 1,225,000 | $ 98,000 | $ 35,729 | $ 1,358,729 |
| March 1, 2022 | $ 1,225,000 | $ 98,000 | $ 30,625 | $ 1,353,625 |
| April 1, 2022 | $ 1,225,000 | $ 98,000 | $ 25,521 | $ 1,348,521 |
| May 1, 2022 | $ 1,225,000 | $ 98,000 | $ 20,417 | $ 1,343,417 |
| June 1, 2022 | $ 1,225,000 | $ 98,000 | $ 15,313 | $ 1,338,313 |
| July 1, 2022 | $ 1,225,000 | $ 98,000 | $ 10,208 | $ 1,333,208 |
| August 1, 2022 | $ 1,225,000 | $ 98,000 | $ 5,104 | $ 1,328,104 |
| | | | | |
| | **$ 20,000,000** | **$ 1,600,000** | **$ 704,688** | **$ 22,304,688** |

| Redemption Date | Principal Amount | Payment Premium | Interest[(2)] | Redemption Amount |
|---|---|---|---|---|
| 6/1/21 | $2,000,000 | $160,000 | $166,667 | $2,326,667 |
| 7/1/21 | $2,000,000 | $160,000 | $75,000 | $2,235,000 |
| 8/1/21 | $2,000,000 | $160,000 | $66,667 | $2,226,667 |
| 9/1/21 | $2,000,000 | $160,000 | $58,333 | $2,218,333 |
| 10/1/21 | $3,000,000 | $240,000 | $50,000 | $3,290,000 |
| 11/1/21 | $3,000,000 | $240,000 | $37,500 | $3,277,500 |
| 12/1/21 | $3,000,000 | $240,000 | $25,000 | $3,265,000 |
| 1/1/22 | $3,000,000 | $240,000 | $12,500 | $3,252,500 |
| | $20,000,000 | $1,600,000 | $491,667 | $22,091,667 |

(1) The amounts shown in the table below shall be subject to adjustment in accordance with Section (3)(a) to reflect the conversion or redemption otherwise effected pursuant to this Convertible Note contemporaneous with or prior to the scheduled redemption provided in the schedule.

(2) Note: Interest is estimated and will be calculated based on the actual accrued and unpaid interest as of each Redemption Date.

EXHIBIT II COMPANY REDEMPTION NOTICE Date: [__________] VIA E-MAIL: trading@yorkvilleadvisors.com and [_______________] This letter shall serve as Company Redemption Notice by CooTek (Cayman) Inc, (“Company”) in accordance with Section (3)(a) of the Convertible Note issued to YA II PN, Ltd. (the “Holder”) on March 19, 2021, as amended and restated on October 29, 2021 (the “Note”). Unless otherwise specified, capitalized terms used in this letter shall have the meaning assigned to them in the Note. Note Number: CTK-2 Applicable Redemption Date: [_______________] Principal Amount: [$______________] Payment Premium: [$______________] Interest: [$______________] Total Redemption Amount: [$______________] The Company hereby elects the following in respect of the above referenced Redemption Amount: __ The applicable Redemption Amount may be converted by the Holder in whole, or in part, pursuant Section 4(c) anytime after the applicable Redemption Date; or ___ The Company elects to redeem in cash the applicable Redemption Amount pursuant to a Company Repayment.1 Sincerely, Authorised Signatory, 1 If the Company elects a Company Redemption, then the Redemption Amount which is to be paid to the Holder on the applicable Redemption Date shall be repaid by the Company on or before such Redemption Date, and the Company shall pay to the Holder on or before such Redemption Date, by wire transfer of immediately available funds, in an amount in cash equal to the Redemption Amount. If the Company fails to redeem the full Redemption Amount on the applicable Redemption Date, then the Company shall be deemed to have delivered a Company Redemption Notice confirming that the unpaid portion of the applicable Redemption Amount may be converted by the Holder at the lower of the Fixed Conversion Price or the Variable Conversion Price.

EXHIBIT III CONVERSION NOTICE (To be executed by the Holder in order to convert the Note) Via Email TO: COOTEK (CAYMAN) INC. 9-11 Floors, No.16, Lane 399, Xinlong Road, Minhang District, Shanghai 201101, People’s Republic of China Attention: Robert Cui, CFO; Yeting Cai, General Legal Counsel E-Mail: robert.cui@cootek.cn; yeting.cai@cootek.cn CC: DEUTSCHE BANK TRUST COMPANY AMERICAS, as Depositary 60 Wall Street New York, NY 10005 United States of America Fax: +1-732-544-6346, Email: adr@db.com The undersigned registered holder of Note No. CTK-2 (the “Note”) hereby irrevocably elects to convert the Note or a portion of the outstanding and unpaid Conversion Amount of the Note into Class A Ordinary Shares of COOTEK (CAYMAN) INC. (the “Company”) to be deposited by the Company with the Depositary for the issuance of American Depositary Shares (“ADSs”) in accordance with the conditions stated in the Note and the delivery instructions below. The ADSs will be issued pursuant to the terms and conditions of the Deposit Agreement dated as of September 27, 2018, among the Company, the Depositary, and holders and beneficial owners from time to time of ADSs issued thereunder (as amended from time to time, the “Deposit Agreement”). In connection with the conversion of the Note, or the portion hereof below designated, the undersigned acknowledges, represents to and agrees with the Company and the Depositary that the undersigned is not an “affiliate” (as defined in Rule 144 under the Securities Act of 1933) of the Company and has not been an “affiliate” (as defined in Rule 144 under the Securities Act of 1933) of the Company during the three months immediately preceding the date hereof. The undersigned acknowledges that the undersigned (and any such other account) may not continue to hold or retain any interest in ADSs if the undersigned (or such other account) becomes an “affiliate” (as defined in Rule 144 under the Securities Act of 1933) of the Company.

The undersigned confirms the following conversion information: Conversion Date: Principal Amount to be Converted: Payment Amount (if applicable): Accrued Interest to be Converted: Total Conversion Amount to be converted: Fixed Conversion Price: Variable Conversion Price (if applicable): Conversion Price: Number of ADSs to be issued: Upon confirmation by the Company to the Depositary of the above information, the undersigned instructs the Depositary to deliver the above noted Number of ADSs to the following account: Issue to: Authorized Signature: Name: Title: Broker DTC Participant Code: Account Number: NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever. __________________________ Social Security or Other Taxpayer Identification Number Dated: __________________________ ________________________________ Signature(s) _____________________